Exhibit 5.1

Opinion of Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A.

Ladies and Gentlement:

We have acted as Florida counsel to Heritage Global Inc., a Florida corporation (the “Company”), in connection with its registration of 3,564,897 shares of the Company’s common stock, $0.01 par value per share (the “Shares”). The Shares are being registered by the Company pursuant to a Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), and are being offered by certain holders of the Shares (the “Selling Shareholders”) as described in the Registration Statement and the prospectus contained therein.

In connection with this opinion, we have examined the executed originals or photostatic copies of (i) the Registration Statement, including the prospectus contained therein, and the exhibits thereto; (ii) the Articles of Incorporation and Bylaws of the Company, each as amended; and (iii) such resolutions and consents of the board of directors of the Company and such other reports, records, documents and proceedings as we have considered necessary or appropriate to render this opinion.

We have assumed, without independent investigation, the (i) authenticity of all documents submitted to us as originals, (ii) conformity to authentic original documents submitted to us as certified, conformed or photostatic copies and (iii) genuineness of all signatures.

We are qualified to practice law only in the State of Florida and we do not purport to be experts on, or to express any opinion herein concerning, any law other than the law of the State of Florida and the federal law of the United States. This opinion is limited to the matters expressly stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. The opinions expressed herein may be affected by new developments in court decisions, changes in legislation or changes in facts, assumptions or other information upon which our opinion is based.

Based upon and subject to the foregoing, we are of the opinion that the Shares are validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the prospectus constituting part of the Registration Statement. In giving such consent, we do not thereby admit that we are an “expert” within the meaning of the Act.

/s/ Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A.

September 24, 2021